Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 15) of our report dated May 13, 2016 relating to the financial statements of Boxlight Corporation (formerly known as Logical Choice Corporation) as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and for the period from September 18, 2014 (inception) to December 31, 2014, our report dated May 13, 2016 relating to the combined financial statements of Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. as of December 31, 2015 and 2014 and for the years then ended and our report dated May 13, 2016 relating to the financial statements of Genesis Collaboration, LLC as of December 31, 2015 and 2014 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 13, 2016